EXHIBIT 10.52

FOURTH AMENDMENT

TO

AMENDED AND RESTATED REVOLVING AND TERM LOAN CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Revolving and Term Loan Credit Agreement (this “Amendment”) is executed effective as of July 2, 2004 (the “Effective Date”), by and among AZZ incorporated, a Texas corporation (“Borrower”), Bank of America, N.A., as Administrative Agent and Collateral Agent for Lenders (in such capacity, “Administrative Agent”) and Lenders party hereto.

A. Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Revolving and Term Loan Credit Agreement dated as of November 1, 2001, as amended by the First Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of April 4, 2002, the Second Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of March 7, 2003 and the Third Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of October 15, 2003 (as so amended and as the same may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).

B. Borrower has requested that Administrative Agent and Lenders amend certain terms and provisions of the Credit Agreement.

C. Borrower, Administrative Agent and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement subject to and upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective as of the Effective Date, but subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as set forth below.

(a) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended to read as follows:

“ ‘Applicable Margin’ means, from the Fourth Amendment Closing Date until the [earlier of the] third Business Day after delivery of the Compliance Certificate for the fiscal quarter ending August 31, 2004 and the Permitted Acquisition Certificate in connection with the first Permitted Acquisition occurring after the Fourth Amendment Closing Date, the Applicable Margin set forth in Level 3, and thereafter, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing or Commitment Fees (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof or the Permitted Acquisition Certificate most recently delivered in connection with a Permitted Acquisition, as the case may be:

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Level	Leverage Ratio	Applicable Margin (per annum)
		Eurodollar Rate Borrowing and Commission Fee	Base Rate Borrowing	Commitment Fees
1	Less than or equal to 1.00:1.0	1.000%	0.00%	0.250%
2	Greater than 1.00:1.0, but less than or equal to 1.50:1.0	1.250%	0.00%	0.250%
3	Greater than 1.50:1.0, but less than or equal to 2.00:1.0	1.500%	0.250%	0.375%
4	Greater than 2.00:1.0	2.000%	0.500%	0.500%

Upon delivery of the Compliance Certificate pursuant to Section 9.3, commencing with the Compliance Certificate delivered for the fiscal quarter ending August 31, 2004, or the Permitted Acquisition Compliance Certificate in connection with a Permitted Acquisition, the Applicable Margin shall automatically be adjusted to the rate corresponding to the Leverage Ratio set forth in the table above, such automatic adjustment to take effect prospectively the third Business Day after receipt by Administrative Agent of the Compliance Certificate or the Permitted Acquisition Compliance Certificate, as the case may be. If Borrower fails to deliver such Compliance Certificate or Permitted Acquisition Compliance Certificate, as the case may be, with respect to any fiscal quarter or any Permitted Acquisition, as the case may be, which sets forth such ratio within the period of time required by Section 9.3 or by the definition of Permitted Acquisition, as the case may be, the Applicable Margin shall automatically be adjusted to that set forth in Level 4. The automatic adjustments provided for in the preceding sentence shall take effect on the last day that the Compliance Certificate or the Permitted Acquisition Compliance Certificate, as the case may be, was required to be delivered and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or such Permitted Acquisition Compliance Certificate, as the case may be.”

(b) A new definition of “Fourth Amendment Closing Date” is added to Section 1.1 of the Credit Agreement and shall read as follows:

“ ‘Fourth Amendment Closing Date’ means July 2, 2004.”

(c) The definition of “Increase Effective Date” in Section 1.1 of the Credit Agreement is amended by deleting therefrom the reference to “Section 2.7(b),” and substituting therefor a reference to “Section 2.8(d).”

(d) The definition of “Lenders” in Section 1.1 of the Credit Agreement is amended by deleting therefrom the reference to “Section 2.7(a)”, and substituting therefor a reference to “Section 2.8(c).”

(e) The definition of “Revolver Termination Date” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“ ‘Revolver Termination Date’ means the earlier of (a) June 30, 2008 (subject to extension as provided in Section 2.7), and (b) the effective date of any termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility.”

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(f) The definition of “Term Termination Date” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“ ‘Term Termination Date’ means the earlier of (a) March 31, 2008, and (b) the effective date of any other termination, cancellation, or acceleration of the Term Facility.

(g) Section 2.7 of the Credit Agreement is amended by amending clause (a), clause (b) and clause (c) thereof by deleting therefrom “Closing Date” and substituting therefor “Fourth Amendment Closing Date.”

(h) Section 2 of the Credit Agreement is amended by adding a new Section 2.8 thereto reading as follows:

“2.8 Increase in Revolver Commitment.

(a) Request for Increase. Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify Lenders), Borrower may request from time to time an increase in the Revolver Commitment by an amount (for all such requests) not exceeding $10,000,000; provided that any such request for an increase shall be in a minimum amount of $2,500,000. At the time of sending such notice, Borrower (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to Lenders).

(b) Lender Elections to Increase. Each Lender shall notify Administrative Agent within such time period whether or not it agrees to increase its Committed Sum with respect to the Revolver Facility and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Committed Sum with respect to the Revolver Facility.

(c) Notification by Administrative Agent; Additional Lenders. Administrative Agent shall notify Borrower and each Lender of Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent (which approval shall not be unreasonably withheld), Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Revolver Commitment is increased in accordance with this Section 2.8, Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Administrative Agent shall promptly notify Borrower and Lenders of the final allocation of such increase and the Increase Effective Date, and Schedule 2.01 shall be deemed to be amended to reflect such final allocation of such increase.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower shall deliver to Administrative Agent one or more Revolver Notes payable to Lenders in the amounts of their respective Committed Sums under the Revolver Facility after giving effect to such increase and such other documents, instruments, certificates and legal opinions as Administrative Agent may reasonably request, including a certificate of each Loan

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Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 8 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and (B) no Default or Potential Default exists. Borrower shall prepay any Revolver Principal Debt outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.5) to the extent necessary to keep the outstanding Revolver Principal Debt ratable with any revised Commitment Percentages arising from any nonratable increase in the Revolver Commitments under this Section 2.8.

(g) Conflicting Provisions. This Section shall supersede any provisions in Sections 3.13 or 13.11 to the contrary.”

(i) Section 3.2(c) of the Credit Agreement is amended in its entirety to read as follows:

“(c) Term Principal Debt. The Term Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on the last Business Day of March, 2002, and continuing thereafter on the last Business Day of each March (but excluding March 2003), June, September, and December, with a payment equal to the remaining Term Principal Debt due on the Term Termination Date, in accordance with the following amortization schedule:

Payment Dates	Principal Installments
March 29, 2002	$1,000,000
June 28, 2002,September 30, 2002 and December 31, 2002	$3,000,000/each
Last Business Day of Each March, June, September, and December, commencing June 30, 2003, through and including December 31, 2007	$1,375,000/each
Term Termination Date	Remaining Term Principal Debt

(j) Section 9.22 of the Credit Agreement is amended by amending clause (y) thereof by deleting therefrom “Closing Date” and substituting therefor “Fourth Amendment Closing Date.”

(k) Section 9.29(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a) Minimum Consolidated Net Worth. Consolidated Net Worth, as of any date, to be less than $55,000,000, such amount to be increased on the last day of each successive fiscal quarter of Borrower, beginning May 31, 2004, by an amount equal to the sum of (i) seventy-five percent (75%) of the Consolidated Net Income of the Companies for each such fiscal quarter (without deduction for any losses during any fiscal quarter), plus (ii) an amount equal to 100% of the proceeds of any Equity Issuance after February 29, 2004.”

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(l) Section 9.29(b) of the Credit Agreement is amended in its entirety to read as follows:

“(b) Maximum Leverage Ratio. On and after the Fourth Amendment Closing Date, through and including February 28, 2005, the Leverage Ratio to be greater than 2.50:1.0 with respect to the immediately preceding Rolling Period; and thereafter, to be greater than 2.25:1.0.

(m) Section 9.29(c) of the Credit Agreement is amended in its entirety to read as follows:

“(c) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio to be less than: (i) from August 31, 2003 through and including February 27, 2006, 1.10:1; (ii) from February 28, 2006 through and including August 31, 2006, 1.15:1; and (iii) from September 1, 2006 and thereafter, 1.25:1, in each case determined with respect to the immediately preceding Rolling Period.”

Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date when and if Administrative Agent has received the following:

(a) for the respective pro rata accounts of Lenders, an amendment and extension fee in an amount equal to 17.5 basis points of Lenders’ respective aggregate Committed Sums (after giving effect to this Amendment);

(b) for the account of Administrative Agent, the arrangement fee set forth in the separate fee letter dated the Fourth Amendment Effective Date, between Borrower and Administrative Agent;

(c) this Amendment, duly executed by Borrower, each Guarantor, each Lender and Administrative Agent;

(d) copies of the resolutions of Borrower’s Board of Directors approving and authorizing the execution, delivery and performance by Borrower of this Amendment, certified by a Responsible Officer;

(e) a certificate of a Responsible Officer, certifying the names and true signatures of the officers of Borrower authorized to execute and deliver this Amendment;

(f) (i) for each Guarantor that is not a partnership, copies of the resolutions of the Board of Managers or Board of Directors of such Guarantor, approving and authorizing the execution, delivery and performance by such Guarantor of this Amendment, certified by a Responsible Officer of such Guarantor; and (ii) for each Guarantor that is a partnership, evidence of approval and authorization of the execution, delivery and performance by such Guarantor of this Amendment, accompanied by a certificate from the general partner or other appropriate managing partner;

(g) a certificate of a Responsible Officer (or general partner or other appropriate managing partner, as applicable) of each Guarantor, certifying the names and true signatures of the officers of such Guarantor authorized to execute and deliver this Amendment; and

(h) such other assurances, certificates, documents, consents and opinions as Administrative Agent may reasonably require.

Section 4. Representations and Warranties of Borrower. Borrower represents and warrants to Lenders and Administrative Agent as set forth below.

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(a) The execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor of Borrower, (ii) violate or conflict with any provision of Borrower’s Articles of Incorporation, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or leased or hereafter acquired by Borrower, (iv) violate any Laws applicable to Borrower or (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which Borrower is a party or by which Borrower or any of its Property is bound or affected.

(b) No authorization, consent, approval, order license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Law the execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby.

(c) Each of this Amendment and the Credit Agreement, as amended hereby, has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

(d) The representations and warranties of Borrower contained in Section 8 of the Credit Agreement are true and correct in all material respects as though made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

(e) No Default or Potential Default exists or would result from the effectiveness of this Amendment.

(f) Borrower agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

Section 5. Reference to and Effect on Loan Documents.

(a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended hereby, all provisions of the Credit Agreement and all Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

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(d) Borrower (A) ratifies and confirms all provisions of the Loan Documents applicable to Borrower, and (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents by Borrower are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation.

Section 6. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This agreement, when countersigned by the parties hereto, shall be a “Loan Document” as defined and referred to in the Credit Agreement and the other Loan Documents.

Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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Section 9. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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By:	/s/ Dana Perry
Dana Perry, Vice President

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne M. Paul
Name:	Suzanne M. Paul
Title:	Vice President

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LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Steven A. MacKenzie
Steven A. Mackenzie
Senior Vice President

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COMERICA BANK

By:	/s/ Corey R. Bailey
Corey R. Bailey, Vice President

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WASHINGTON MUTUAL BANK, FA

By:	/s/ Randy Woods
Randy Woods, Vice President

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To induce Administrative Agent and Lenders to enter into this Amendment, the undersigned consent and agree (a) to its execution and delivery and terms and conditions thereof, (b) that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any Liens, charges, guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, and (c) waive notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent, Lenders, and their respective successors and permitted assigns.

GUARANTORS:

AZTEC INDUSTRIES, INC.

THE CALVERT COMPANY, INC.

GULF COAST GALVANIZING, INC.

ARKGALV, INC.

ARBOR-CROWLEY, INC.

ATKINSON INDUSTRIES, INC.

AZTEC INDUSTRIES, INC. - MOSS POINT

AUTOMATIC PROCESSING INCORPORATED

ARIZONA GALVANIZING, INC.

HOBSON GALVANIZING, INC.

CGIT WESTBORO, INC.

WESTSIDE GALVANIZING SERVICES, INC.

CARTER AND CRAWLEY, INC.

CENTRAL ELECTRIC COMPANY

CENTRAL ELECTRIC MANUFACTURING COMPANY

ELECTRICAL POWER SYSTEMS, INC.

CLARK CONTROL SYSTEMS, INC.

AZTEC MANUFACTURING PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

AZTEC MANUFACTURING – WASKOM PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

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RIG-A-LITE PARTNERSHIP, LTD.
By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

INTERNATIONAL GALVANIZERS PARTNERSHIP, LTD.
By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

DRILLING RIG ELECTRICAL SYSTEMS CO. PARTNERSHIP, LTD.
By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

AZZ GROUP, LP
By:	AZZ GP, LLC, its General Partner

AZZ GP, LLC

AZZ LP, LLC

By:	/s/ Dana L. Perry
Dana L. Perry, Secretary of each of the
foregoing entities

AZZ HOLDINGS, INC.

By:	/s/ Mike McLain
Mike McLain, President

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